Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290080

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 8, 2025)

HIGH-TREND INTERNATIONAL GROUP

2,307,700 Class A Ordinary Shares

We are offering 2,307,700 of our Class A ordinary shares, par value $0.0025 (“Class A Ordinary Shares”)  in a registered direct offering (the “Offering”) to certain purchasers pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Class A Ordinary Share is $6.50. The securities are being sold in this Offering to certain purchasers under pursuant to that certain securities purchase agreement, dated as of May 12, 2026 (the “Purchase Agreement”), by and among us and the purchasers identified on the signature pages thereto.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HTCO.” On May 12, 2026, the last reported sale price for a Class A Ordinary Share on the Nasdaq Capital Market was $11.28.

We have engaged A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with the securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

We have agreed to pay to the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. See “Plan of Distribution” on page S-15  of this prospectus supplement for more information regarding these arrangements.

	Per Class A Ordinary Share	Total
Offering price	$6.50	$15,000,050
Placement agent’s fees(1)	$0.455	$1,050,003
Proceeds, before expenses, to us	$6.045	$13,950,047

(1)	Includes a cash fee, equal to 7.0% of the gross proceeds raised in this Offering, to be paid to the Placement Agent,. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this Offering. See “Plan of Distribution” for a complete description of the compensation to which the Placement Agent is entitled.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about May 14, 2026, subject to satisfaction of customary closing conditions.

A.G.P.

The date of this prospectus supplement is May 12, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement or accompanying prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration statement process, we may from time to time offer our Class A Ordinary Shares, preferred shares, debt securities, warrants to purchase Class A ordinary shares or debt securities, rights to purchase Class A Ordinary Shares, and units of Class A ordinary shares, preferred shares, debt securities, subscription rights or warrants, in any combination. We may offer these securities in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $400,000,000.

We provide information to you about this Offering of our Class A Ordinary Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this Offering; and (2) the accompanying base prospectus dated December 8, 2025 , included in our registration statement on Form F-3, as amended (SEC File No. 333-290080), which provides general information regarding our debt securities, Class A Ordinary Shares, and various series of warrants to purchase Class A Ordinary Shares, either individually or in units and other information some of which may not apply to this Offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Before buying any of the Class A Ordinary Shares offered hereby, we urge you to read carefully this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we and the Manager have authorized for use in connection with this Offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this Offering. We have not, and the Manager has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this Offering, is accurate as of any date other than the respective dates thereof.

Except as otherwise indicated by the context, references in this prospectus to:

●	“HTCO” “we,” “our,” “our company,” the “Company” and “us” are to High-Trend International Group, a Cayman Islands exempted company;

●	“Ordinary Shares” are to our Class A Ordinary Shares and Class B Ordinary Shares, with a par value of $0.0025 per share.

●	“US$,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end is October 31. References to a particular “fiscal year” are to our fiscal year ended October 31 of that calendar year.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report and our other SEC reports.

ABOUT OUR COMPANY

We are an exempted company that was incorporated under the laws of the Cayman Islands on February 28, 2022, as a holding company for Caravelle Group Co., Ltd and Pacifico Acquisition Corp. following the consummation of our SPAC transaction. We changed our name to High-Trend International Group in January 2025. On January 31, 2025, our name change from Caravelle International Group to High-Trend International Group became effective and our Class A Ordinary Shares began to trade on the Nasdaq Capital Market under the symbol “HTCO”. We are headquartered in Singapore and currently derive substantially all of our revenues from international shipping and logistics support services for customers in Asia, mostly in Singapore, Dubai, Korea, Japan, and India.

Our international shipping revenue derives mainly from transportation services under voyage contracts and to a lesser degree from vessels services for and on behalf of ship owners. Under a voyage contract, we are engaged to provide the transportation of cargo between specific ports for payment of an agreed-upon charge per ton of cargo. We charter vessels from various shipping companies and ship owners and primarily handle bulk cargo shipments of iron ore, manganese ore and grain from both sides of the Atlantic to East Asia. We also contract with various customers to carry out vessel services as agents for and on behalf of ship owners. These services include lease of vessels on behalf of the ship owners, and commercial management.

Our principal executive office is located at Room 60 Paya Lebar Road, #06-17 Paya Lebar Square, Singapore 409051. Our telephone number at this address is (65) 62241088. Our registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider is Maples Corporate Services Limited. We maintain a website at http:// www.htcointl.com that contains information about our company. Information on this web site is not part of this prospectus.

Recent Developments

Establishment of U.S. Operations Independent Governance Committee

On March 13, 2026, we announced a strategic initiative aimed at accelerating our expansion into the United States and strengthening our engagement with U.S. capital markets. To further strengthen our governance framework and support our U.S. expansion, the board of directors of our company (the “Board”) approved the establishment of a U.S. Operations Independent Governance Committee (the “Governance Committee”). The Governance Committee will oversee U.S. strategy, capital market initiatives, major investments, and the development of strategic projects in the United States, providing a robust governance guarantee for the steady advancement of our U.S. business and the implementation of key strategic decisions. This Governance Committee consists of Christopher Nixon Cox as Chairman, Christopher Renn and Jinyu Chang as members.

Mr. Cox Stock Option Agreement

On March 13, 2026, we also announced that we have established a long-term, performance-based equity incentive plan for Mr. Cox, which is designed to align the leadership’s performance with the creation of long-term shareholder value. Pursuant to a stock option agreement, Mr. Cox was granted market-priced stock options to purchase an aggregate of 1,030,000 Class A Ordinary Shares, consisting of two tranches: Tranche 1 consists of options to purchase 80,000 Class A Ordinary Shares with an exercise price of $8.27 per share, based on the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market on the grant date; Tranche 2 consists of options to purchase 950,000 shares, also with an exercise price of $8.27 per share. A significant portion of the option grants will only vest upon the achievement of key strategic milestones.

Mr. Jinyu Chang Note Purchase Agreement

We entered into a note purchase agreement with Mr. Jinyu Chang, our controller and former Chairman of our board of directors, pursuant to which we issued an unsecured promissory note in the principal amount of $2.6 million on April 27, 2026. The note bears interest at an annual rate of 5% and both principal and accrued interest are payable one year from the date of issuance.

Termination of Streeterville Obligations

On April 28, 2026, we entered into a termination agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which we paid Streeterville an aggregate amount of $4,191,247.42 in full satisfaction of all of our obligations owed to Streeterville, including the $3,230,000 note issued pursuant to that certain Securities Purchase Agreement, dated October 29, 2025, between us and Streeterville. In connection with the termination agreement, the Securities Purchase Agreement was terminated and 630,000 of our Class A ordinary shares previously delivered to Streeterville (the “Pre-Delivery Shares”) were returned to us and cancelled.

Extraordinary General Meeting in May 2026

On May 7, 2026, we held a meeting of Class A ordinary share shareholders (the “Class A Meeting”), immediately followed by an extraordinary general meeting of shareholders (the “General Meeting.”) At the Class A Meeting our Class A shareholders approved (i) a special resolution to increase the voting rights attached to each of our Class B ordinary shares from twenty votes per share to one hundred votes per share on all matters submitted to a vote at our general meetings; (ii) an increase in our authorized share capital from US$1,250,000 to US$5,275,250, which increased the number of authorized Class A ordinary shares from 489,900,000 to 2,000,000,000 and the number of authorized Class B ordinary shares from 10,100,000 to 110,100,000: (iii) authorization for potential future share consolidations; and (iv) the adoption of our Fourth Amended and Restated Memorandum and Articles of Association.

At the General Meeting our shareholders: (1) approved the increase in our authorized share capital from US$1,250,000 to US$5,275,250, which increased the number of authorized Class A ordinary shares from 489,900,000 to 2,000,000,000 and the number of authorized Class B ordinary shares from 10,100,000 to 110,100,000; (ii)authorized our board of directors, in its discretion, to effect one or more consolidations of our issued and outstanding Class A ordinary shares at any time during the two-year period following the General Meeting, provided that the aggregate consolidation ratio does not exceed 1,000-for-1 (Our board of directors retains sole discretion to determine whether to implement any such consolidation, as well as the applicable ratio and timing); (iii) approved the adoption of our Fourth Amended and Restated Memorandum and Articles of Association, which reflect the foregoing changes and provide that certain major corporate actions will require the prior written consent of the holders of a majority of our outstanding Class B ordinary shares.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure incorporated into this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

Implications of Our Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market. Following this Offering, we intend to rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Capital Market, namely (i) there is no necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there is no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

THE OFFERING

Class A Ordinary Shares offered by us	2,307,700 Class A Ordinary Shares

Ordinary Shares outstanding immediately before the Offering	6,655,324 Class A Ordinary Shares and 100,000 Class B Ordinary Shares.

Offering Price Per Share	$6.50 per Class A Ordinary Share.

Class A Ordinary Shares to be outstanding after this offering (1)	8,963,024 Class A Ordinary Shares

Use of Proceeds	We expect to receive net proceeds from the Offering of approximately $13.83 million, after deducting the Placement Agent fees and estimated Offering expenses payable by us. We intend to use the net proceeds from the for working capital, and for other general corporate purposes. See “Use of Proceeds’’ on page S-9 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Capital Market Trading Symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HTCO.”

(1)	the number of Class A Ordinary Shares to be outstanding immediately after this Offering as shown above is based on 6,655,324 Class A Ordinary Shares outstanding as of May 13, 2026, but does not include the following:

(i)	1,080,000 Class A Ordinary Shares issuable upon the exercise of options at an average exercise price of $8.27 per Class A Ordinary Share; and

(ii)	100,000 Class A Ordinary Shares issuable upon the conversion of the 100,000 Class B Ordinary Shares outstanding as of May 12, 2026.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus supplement or Reports on Form 6-K filed with the SEC after the date of this prospectus supplement, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and accompanying prospectus, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this Offering. Our management will have broad discretion in the application of the net proceeds from this Offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See section titled “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this Offering.

If you purchase Class A Ordinary Shares in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your Class A Ordinary Shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per Class A Ordinary Share in this Offering is substantially higher than the net tangible book value of each outstanding Class A Ordinary Share, and accordingly investors in this Offering will experience immediate and substantial dilution. Assuming that an aggregate of approximately 2,307,700 Class A Ordinary Shares are sold at a price of $6.50 per share, for aggregate gross proceeds of approximately $15,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $4.10 per share, representing the difference between our as adjusted net tangible book value per share as of October 31, 2025 after giving effect to this Offering and the assumed offering price. See section titled “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this Offering. To the extent outstanding warrants or stock options are exercised or if we issue equity-based awards under our 2022 Share Incentive Plan, there could be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our Class A Ordinary Shares offered in this Offering.

Our Class A Ordinary Shares price may be volatile and could decline substantially.

The trading price of our Class A Ordinary Shares may experience wide fluctuations. The price of the Class A Ordinary Shares that will prevail in the market may be higher or lower than that of this Offering depending on numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	changes in market valuations of other similar companies;

●	future sales of Class A Ordinary Shares;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Class A Ordinary Shares. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A Ordinary Shares, regardless of our actual operating performance.

We cannot assure you that the market price of our Class A Ordinary Shares will not decline. Accordingly, we cannot assure you that you will be able to sell your Class A Ordinary Shares at a price equal to or greater than the purchase price.

This Offering and future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could cause the market price for our Class A Ordinary Shares to decline.

The sale of our Class A Ordinary Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class A Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We do not anticipate paying any dividends on our Class A Ordinary Shares for the foreseeable future.

We have not paid any dividends on our Class A Ordinary Shares to date, and we do not anticipate paying any such dividends in the foreseeable future. We anticipate that any earnings experienced by us will be retained to finance the implementation of our operational business plan and expected future growth.

Our success depends on our new management team.

In fiscal 2024 and 2025, we experienced significant changes in the composition of our executive management and board of directors, with the resignation of the prior management team. The newly appointed management team, led by Christopher Nixon Cox, Chairman of the Board, Shixuan He, Chief Executive Officer, Zi Xia, Chief Financial Officer, along with our director, Jinyu Chang, and our independent directors, Xuanhua Xi, Christopher Renn, Jing Sang, and Brian B. Su, has limited experience working together as a cohesive unit. In addition, in 2024, Mr. Dong Zhang, our former Chief Shipping Officer and director resigned his positions with our company.

We depend to a large extent on the abilities of our current management team, with our continued reliance on Mr. Dong Zhang, who is a shareholder of Topsheen Shipping Limited, from whom we charter most of our vessels. Mr. Zhang’s deep experience and extensive relationships in the shipping industry continues to add value to our management team. The loss of services of our new management team or of Mr. Zhang for any reason may have a material adverse effect on our business and prospects. Additionally, potential conflicts of interest may arise due to the prior and current affiliations of Mr. Zhang with our company, which could further complicate these commercial relationships and impact our strategic objectives.

Our new management may make further adjustments to the team and reassess our short and long-term business portfolio and development strategies. These potential changes could lead to shifts in our company’s strategic direction, which may impact our operations, financial condition, and overall business performance. While these adjustments may introduce uncertainty that could affect our ability to achieve our business objectives.

We have incurred losses in each of the last two years and we may not be able to achieve or maintain profitability in the future.

For the fiscal years ended October 31, 2025 and 2024, we incurred net losses of $20,110,427 and $21,214,850, respectively, and as of October 31, 2025, we had an accumulated deficit $51,419,154. We cannot predict when we will return to profitable operations, if at all. If we are unable to generate sufficient revenue from our business and control our costs and expenses to achieve and maintain profitability, the value of your investment in our company could be negatively affected.

 Our dual-class voting structure will limit your ability to influence corporate matters requiring shareholder approval and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized share capital is divided into Class A Ordinary Shares and Class B ordinary shares. Holders of Class A Ordinary Shares will be entitled to one (1) vote per share, while holders of Class B Ordinary Shares will be entitled to one hundred (100) votes per share. Each Class B Ordinary Shares is convertible into one Class A Ordinary Shares at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all resolutions submitted to a vote of shareholders at any general meeting of the Company.

As of May 12, 2026, our Class B Ordinary Shares constitute approximately 1.48% of our total issued and outstanding share capital and approximately 60.04% of the aggregate voting power of our total issued and outstanding share capital. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have control over corporate matters requiring shareholder approval, such as election of directors, amendment of constitutional documents including our memorandum and articles of association, and significant corporate transactions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may also discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Risks Related to Investing in a Foreign Company

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are an exempted company incorporated under the laws of the Cayman Islands and conduct substantially all of our operations outside of the United States and a majority of our directors and executive officers reside outside of the United States.

We are an exempted company incorporated under the laws of the Cayman Islands that conducts substantially all of its operations outside the United States and a majority of our directors and executive officers reside outside of the United States. While our Chairman, Christopher Nixon Cox, and three directors, Jinyu Chang, Christopher Renn and Brian B. Su, are U.S. citizens, our CEO and director, Shixuan He, CFO, two directors, Zi Xia andJing Sang, reside in mainland China and one independent director, Xuanhua Xi, resides in Hong Kong. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Our corporate affairs are governed by our memorandum and articles of association, the Cayman Islands Companies Act (As Revised) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of our directors to our company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Shareholders of Cayman Islands exempted companies such as our company have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Our directors have discretion under articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. Therefore, you may not be able to effectively enjoy the protection offered by the U.S. laws and regulations that intend to protect public investors.

Shareholders of Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

We may be classified as a passive foreign investment company, or PFIC, which would subject our U.S. investors to adverse tax rules.

U.S. holders of our Class A Ordinary Shares may face income tax risks. Based on the composition of our income and assets (including the value of our goodwill, going-concern value or any other unbooked intangibles, which may be determined based on the price of the Class A Ordinary Shares and operations), we believe we were not classified as a passive foreign investment company, or (“PFIC), for the 2025 taxable year. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for our current taxable year or future taxable years until after the close of the applicable taxable year. Moreover, we must determine our PFIC status annually based on tests that are factual in nature, and our status in the current year and future years will depend on our income, assets and activities in each of those years and, as a result, cannot be predicted with certainty as of the date hereof. Furthermore, fluctuations in the market price of our Ordinary Shares may cause our classification as a PFIC for the current or future taxable years to change because the aggregate value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, generally will be determined by reference to the market price of our shares from time to time (which may be volatile). The IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets and the percentage of our assets that are passive assets under the PFIC rules. Therefore, there can be no assurance that we will not be a PFIC for the current taxable year or for any future taxable year. Our treatment as a PFIC could result in a reduction in the after-tax return to each beneficial owner of Class A Ordinary Shares that is, for U.S. federal income tax purposes (collectively, “U.S. Holders”):

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) there is a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A foreign corporation will be treated as a PFIC for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income,” or (2) at least 50% of the average value of the corporation’s gross assets produce, or are held for the production of, such “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. If we are treated as a PFIC, U.S. Holders of our Class A Ordinary Shares would be subject to a special adverse U.S. federal income tax regime with respect to the income derived by us, the distributions they receive from us, and the gain, if any, they derive from the sale or other disposition of their Class A Ordinary Shares.

USE OF PROCEEDS

We expect to receive net proceeds from this Offering of approximately $13.83 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of Class A Ordinary Shares for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds also may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose.

DILUTION

Our net tangible book value on October 31, 2025 was approximately $7.9 million or $1.17 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of our outstanding ordinary shares.

After giving effect to the sale of 2,307,700 of our Class A Ordinary Shares at an offering price of $6.50 per share, our as-adjusted net tangible book value as of October 31, 2025 would have been approximately $21.7 million, or approximately $2.40 per share. This represents an immediate increase in net tangible book value of approximately $1.23 per share to our existing shareholders and an immediate dilution in as-adjusted pro forma net tangible book value of approximately $4.10 per share to purchasers of our Class A Ordinary Shares in this Offering, as illustrated by the following table:

Assumed offering price per Class A Ordinary Share	$6.50
Net tangible book value per Class A Ordinary Share as of October 31, 2025	$1.17
Increase in net tangible book value per Class A Ordinary Share attributable to this Offering	$1.23
As adjusted net tangible book value per Class A Ordinary Share after this Offering	$2.40
Dilution per Class A Ordinary Share to new investors purchasing shares in this Offering	$4.10

The number of Class A Ordinary Shares to be outstanding immediately after this Offering as shown above is based on 6,632,441 Class A Ordinary Shares outstanding as of October 31, 2025, but does not include the following:

(i)	100,000 Class A Ordinary Shares issuable upon the conversion of the 100,000 Class B Ordinary Shares outstanding as of October 31, 2025.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are a Cayman Islands exempted company and our affairs are governed by our third amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands. As of the date of this prospectus supplement, our share capital is US$5,275,250 divided into 2,000,000,000 Class A Ordinary Shares of a par value of US$0.0025 each and 110,100,000 Class B Ordinary Shares of a par value of US$0.0025 each. As of the date of this prospectus supplement, 6,655,324 Class A ordinary shares were issued and outstanding and 100,000 Class B ordinary shares were issued and outstanding.

Offering

We are offering 2,307,700 Class A Ordinary Shares.

Class A Ordinary Shares

The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our Class A Ordinary Shares.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends

The holders of our Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to our third amended and restated memorandum and articles of association and the Companies Act. Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of our Class A Ordinary Shares is entitled to one vote and each holder of our Class B Ordinary Shares is entitled to one hundred (100) votes, for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is two or more holders of shares which carry not less than one-half of all votes attaching to shares in issue in our company and entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our fourth amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third of all votes attaching to all issued and outstanding shares entitled to vote at general meetings of the Company. Advance notice of at least 15 days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the fourth amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making further changes to the fourth amended and restated memorandum and articles of association of our company.

Transfer of Ordinary Shares

Subject to the restrictions of our fourth amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors or prescribed by Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Shares which are not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the Class A Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Class A Ordinary Shares are to be transferred does not exceed four; or

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required by Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year

Liquidation

On a winding up of our company, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such repurchase have been approved by the board of directors or are otherwise authorized by our fourth amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the fourth amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records (save for its memorandum and articles of association, its register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the fourth amended and restated memorandum and articles of association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive Placement Agent in connection with this Offering subject to the terms and conditions of the placement agency agreement dated May 12, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus.  We have entered into a securities purchase agreement directly with the investors who have agreed to purchase our securities in this Offering. We will only sell securities in this Offering to such investors.

We will deliver the securities being issued to the investors upon receipt of such investors’ funds for the purchase of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about May 14, 2026, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our Placement Agent in connection with this Offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Class A Ordinary Share	Total
Offering price	$6.50	$15,000,050
Placement agent’s fees(1)	$0.455	$1,050,003
Proceeds, before expenses, to us	$6.045	$13,950,047

(1)	Includes a cash fee, equal to 7.0% of the gross proceeds raised in this Offering, to be paid to the Placement Agent. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this Offering.

We have also agreed to reimburse the Placement Agent at closing for accountable legal fees and other out-of-pocket expenses incurred by it in connection with this Offering in an aggregate amount up to $70,000, and non-accountable expenses in the aggregate amount of $30,000. We also agreed to pay a further Singapore due diligence fee of $25,000 to the Placement Agent for its Singapore counsel. We estimate the total expenses payable by us for this Offering, excluding the Placement Agent fees and expenses, will be approximately $125,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “HTCO”.

Lock-Up Agreements

Each of our directors and executive officers are subject to lock-up agreements, which prohibit them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of 60 days following the closing date of this Offering. The lock-up agreements, among others, do not prohibit our directors and executive officers from transferring Class A Ordinary Shares for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

Company Standstill

We have agreed that, unless waiver by the purchasers, subject to certain exceptions, (i) we will not conduct any issuances of our Class A Ordinary Shares or Class A Ordinary Share equivalents for a period of 45 days following closing of this Offering and that (ii) we will not effect or enter into an agreement to effect any issuance of Class A Ordinary Shares or equivalents securities involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of ninety (90) days following the closing of this Offering, subject to certain exceptions as described in the Purchase Agreement, including that we may enter into and effect sales in an “at-the-market” offering entered into with the Placement Agent commencing 45 days following the closing of this Offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Class A Ordinary Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TAXATION

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Class A Ordinary Shares by a “U.S. Holder.” This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the ownership and disposition of Class A Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Class A Ordinary Shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Class A Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares received in the Business Combination.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Class A Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of Class A Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i)  Class A Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Class A Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex, and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Class A Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Class A Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Class A Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if High -Trend or any of its subsidiaries is treated as a PFIC for any taxable year during which the U.S. Holder holds Class A Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value). For purposes of these rules, interest income earned by a corporation would be considered to be passive income and cash or cash equivalents held by a corporation would be considered to be a passive asset. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the foreign corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

Whether High-Trend or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of the Class A Ordinary Shares and how, and how quickly, High-Trend uses liquid assets and cash may influence whether High-Trend or any of its subsidiaries is treated as PFIC. Accordingly, High-Trend is unable to determine whether it or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that High-Trend or any of its subsidiaries will not be treated as a PFIC for any taxable year. In the event that High-Trend meets the PFIC income or asset test for the current taxable year ending October 31, 2025, the start-up exception discussed above may be available, but there can be no guarantee in this regard.

Although a PFIC determination is made annually, if High-Trend is treated as a PFIC, such determination will generally apply for subsequent years to a U.S. Holder who held (or was deemed to hold) Class A Ordinary Shares during any taxable year (or portion thereof) that it was a PFIC, whether or not High-Trend is a PFIC in those subsequent years (unless the holder makes a valid QEF election or mark-to-market election for such holder’s First PFIC Holding Year (defined below)).

If High-Trend is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make a timely and effective QEF election for High-Trend’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”) or a “mark-to- market” election, each as described below, then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:

Under the Default PFIC Regime:

If High-Trend is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its Class A Ordinary Shares by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election with respect to Ordinary Shares, a U.S. Holder must receive certain information from High-Trend . High-Trend does not intend to make such information available; therefore, it is anticipated that U.S. Holders will not be able to make a QEF election.

However, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect to its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that High-Trend is treated as a PFIC the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over the adjusted basis in its shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which High-Trend is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.

The mark-to-market election is available for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Ordinary Shares under their particular circumstances.

High-Trend is expected to be a holding company which conducts certain of its business activities through a foreign subsidiary. If High-Trend is a PFIC and, at any time, its foreign subsidiary is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the Default PFIC Regime described above if High-Trend receives a distribution from, or disposes of all or part of High-Trend’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to Class A Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of Class A Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Class A Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Class A Ordinary Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

THIS DISCUSSION DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING OR DISPOSING OF HIGH-TREND ORDINARY SHARES. STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF HIGH-TREND CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Cayman Islands Taxation

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of Class A Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Class A Ordinary Shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change. Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares. Cayman Islands stamp duty may be payable if the original instruments or documents are brought to or executed in the Cayman Islands.

LEGAL MATTERS

Carter Ledyard & Milburn LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law. Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares and legal matters in connection with the securities offered pursuant to this prospectus supplement to the extent governed by the laws of the Cayman Islands will be passed upon for us by Appleby (Cayman) Ltd. Certain legal matters in connection with this Offering with respect to U.S. law will be passed upon for the Placement Agent by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement as of and for the years ended October 31, 2025 and October 31, 2024 have been audited by WWC, P.C., independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	The annual report filed on Form 20-F for the fiscal year ended October 31, 2025, filed with the SEC on January 23, 2026, as amended on Form 20-F/A filed on April 6, 2026

●	The description of our securities contained in our Form 20-F filed with the SEC on January 23, 2026, pursuant to Section 12 of the Exchange Act; and

●	Our reports on Form 6-K filed with the SEC on November 7, 2025, January 12, 2026, January 28, 2026, March 13, 2026, April 6, 2026, May 4, 2026 and May 11, 2026.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Carol Wang, our secretary and chief financial officer:

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File Number 333-290080) that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at http://wwwmegamatrix.io through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

PROSPECTUS

$400,000,000

HIGH-TREND INTERNATIONAL GROUP

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

SUBSCRIPTION Rights

Units

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer to sell, from time to time, in one or more offerings, any combination of Class A ordinary shares, preferred shares, debt securities, warrants, rights, or units having an aggregate initial offering price not exceeding $400,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates was approximately $62.23 million based on 7,285,324 outstanding Class A ordinary shares, of which 5,006,564 shares are held by non-affiliates, and a per share price of $12.43 based on the closing sale price of our Class A ordinary shares as reported by the Nasdaq Capital Market on November, 21, 2025. As of the date of this prospectus supplement, pursuant to General Instruction I.B.5. of Form F-3, the Company has not conducted any transactions in the last 12 months.

Our class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “HTCO”. On Novermber. 21, 2025, the closing price of our class A ordinary shares was $12.43 per share.

We are an exempted company incorporated under the laws of the Cayman Islands on February 28, 2022, as a holding company. On January 3, 2025, we changed our name from Caravelle International Group to High-Trend International Group. We are headquartered in Singapore and currently derive substantially all of our revenues from shipping services for customers in Asia, mostly in Singapore, Dubai, Korea, Japan, and India.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities

The date of this prospectus is December 8, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $400,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

●	“HTCO” “we,” “our,” “our company,” the “company” and “us” are to High-Trend International Group, a Cayman Islands exempted company;

●	“ordinary shares” are to our class A ordinary shares, with a par value of $0.0025 per share.

●	“US$,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end is October 31. References to a particular “fiscal year” are to our fiscal year ended October 31 of that calendar year.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and our other SEC reports.

ABOUT OUR COMPANY

We are an exempted company incorporated under the laws of the Cayman Islands on February 28, 2022, as a holding company for Caravelle Group Co,. Ltd ( “Caravelle Group”) and Pacifico Acquisition Corp. (“Pacifico”) following the consummation of our SPAC transaction. We changed our name to High-Trend International Group in January 2025.

On April 5, 2022, Pacifico entered into that certain Agreement and Plan of Merger which was amended by the Amended and Restated Agreement and Plan of Merger dated August 15, 2022, by and among our company, Pacifico International Group (“Merger Sub 1”), Pacifico Merger Sub 2 Inc. (“Merger Sub 2”) and Caravelle Group, pursuant to which (a) Merger Sub 1 merged with and into Caravelle Group, with Caravelle Group as the surviving corporation and a direct wholly owned subsidiary of our company, and (b) following confirmation of the effectiveness of such merger, Merger Sub 2 merged with and into Pacifico, with Pacifico as the surviving corporation of the SPAC merger and a direct wholly owned subsidiary of our company. On December 16, 2022, we consummated the business combination with Pacifico and Caravelle Group became a wholly owned subsidiary of our company.

As a result of the business combination, among other things, (i) all outstanding ordinary shares of Caravelle Group were cancelled in exchange for 50,000,000 Ordinary Shares of our company, (ii) each outstanding Pacifico Unit was automatically detached, (iii) each unredeemed outstanding share of Pacifico Common Stock was cancelled in exchange for the right to receive one (1) Ordinary Share of our company, (iv) every ten (10) outstanding Pacifico rights were contributed in exchange for one (1) Ordinary Share of our company, and were cancelled and ceased to exist, and (v) each Pacifico unit purchase option was automatically cancelled in exchange for one (1) unit purchase option of our company.

We were determined to be the accounting acquirer given that the original shareholders of Caravelle Group effectively controlled the combined entity after the business combination. Pacifico was treated as the acquired company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the business combination, Caravelle Group’s shareholders had a majority of the voting power of our company, the Caravelle Group comprised all of the ongoing operations of our company, its directors comprised a majority of the governing body of the combined company, and its senior management comprised all of the senior management of the combined company. Accordingly, for accounting purposes, the business combination was accounted for as a reverse recapitalization, which is equivalent to the issuance of shares by the Caravelle Group for the net assets of Pacifico, accompanied by a recapitalization. Caravelle Group was determined as the predecessor, and the historical financial statements of Caravelle Group became our historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. The share and per share data is retrospectively restated to give effect to the reverse recapitalization. The net assets of Pacifico were stated at historical costs. No goodwill or other intangible assets were recorded. Operations prior to the business combination were those of the Caravelle Group.

For the purpose of listing on the Nasdaq Capital market, a reorganization of our legal structure was completed on October 8, 2021. The reorganization involved the incorporation of the Caravelle Group’s wholly-owned subsidiary — SGEX and SGEX’s wholly-owned subsidiary — Singapore Garden Technology Pte. Ltd. (“Garden Technology”); and the transfer of all the shareholders’ equity interest in Topsheen Shipping Group Corporation (“Topsheen Samoa”) to SGEX on October 8, 2021.

On April 19, 2021, the Caravelle Group formed a wholly owned subsidiary SGEX Group Co., Ltd (“SGEX”) in the British Virgin Islands. On October 8, 2021, SGEX acquired a 90% interest in Topsheen Shipping Group Corporation (“TSGC”), a company incorporated in Samoa in 2012. In 2016, TSGC acquired a 51% ownership interest in Topsheen Shipping Singapore Pte. Ltd., a Singapore company that had been operating in the international shipping business since 2015 (“TSS”), and further increased its ownership interest to 61% in 2019. In March 2019, Topsheen Bulk Singapore Pte. Ltd, a Singapore company (“TBS,” and together with TSGC and TSS, the “Topsheen Companies”) was formed. In June 2019, TSS obtained 60% of TBS’s shares, and subsequently, in October 2021 purchased the remaining 40% interest from Keen Best Shipping Co., Limited, a company controlled by Mr. Dong Zhang, formerly a director and Chief Shipping Officer of our company.

While establishing a strong foothold in the international shipping services business, we intended to launch a planned new carbon-neutral ocean technology (“CO-Tech”) business. As part of this plan, on June 12, 2020, Singapore Garden Technology Pte. Ltd. (“Singapore Garden”) was formed to operate the proposed CO-Tech business. On August 3, 2021, SGEX became 100% owner of Singapore Garden. In 2024, our new management team decided to withdraw from this business.

Since the Caravelle Group’s businesses were effectively controlled by the same group of shareholders before and after the reorganization, they were considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Caravelle Group and its subsidiaries was accounted for at historical cost.

On December 16, 2022, we became the ultimate corporate parent of Caravelle Group, and our Ordinary Shares were listed on the Nasdaq Capital Market under the symbol “CACO.” Upon the name change of our company, our Class A Ordinary Shares began to trade under the symbol “HTCO.”

Prior to July 11, 2024, Dr. Guohua Zhang, our founder and then Chairman of the Board, and Chief Executive Officer and interim Chief Financial Officer, was the beneficial owner of 67.14% of our Class A Ordinary Shares. As such, Dr. Zhang was the ultimate controlling shareholder of our company. On July 11, 2024, Dr. Zhang transferred 20,000,000 Class A Ordinary Shares to High-Trend pursuant to a series of agreements between him, his affiliates and High-Trend. As a result, Dr. Zhang’s beneficial ownership interest was reduced to 31.29% and his beneficial interest is currently 11.55%. Dr. Zhang resigned as our Chief Executive Officer and Interim Chief Financial Officer effective July 8, 2024.

During July 2024, the prior executive management team of our company, including our then Chief Executive Officer, Interim Chief Financial Officer, Chief Shipping Officer, Chief Strategic Officer and all the directors of our company (except for Guohua Zhang) resigned and were replaced by a new executive management team and directors, including Hanxi Chang as the Chief Executive Officer, Zi Xia as the Chief Financial Officer and a director, Xuanhua Xi as an independent director and the chairman of the Audit Committee, and Christopher Renn, and Jing Sang as independent directors. During October 2024, Xuanhua Xi resigned as an independent director and the chairman of the Audit Committee, Jinyu Chang was elected as a director and Chairman of the Board, and Xin He was elected as an independent director and the chairman of our Audit Committee. Mr. Xin He resigned as an independent director and the chairman of our Audit Committee effective January 1, 2025, and effective January 15, 2025, Mr. Hanxi Chang resigned as our Chief Executive Officer. On January 4 ,2025, Mr. Shixuan He was elected as a director and as the Chief Executive Officer of our company effective January 15, 2025 and Ms. Xuanhua Xi was elected as an independent director and the chairman of our Audit Committee effective January 10, 2025.

Developments in 2025

Annual General Meeting of Shareholders

At our Annual General Meeting of Shareholders held on January 3, 2025, our shareholders approved: (i) the proposal to change our company’s name from “Caravelle International Group” to “High-Trend International Group”; (ii) the re-designation and re-classification of our company’s 497,500,000 Ordinary Shares as Class A Ordinary Shares, and 2,500,000 unissued Ordinary Shares be re-designated and reclassified as Class B Ordinary Shares; (iii) the amendment and restatement of our company’s existing memorandum and articles of association to reflect the approval of the aforementioned two proposals; and (iv) the immediate removal of Mr. Guohua Zhang as a director of our company.

Effective January 31, 2025, our Ordinary Shares began to trade on the Nasdaq Capital Market as Class A Ordinary Shares.

On July 16, 2025,Company held its Extraordinary General Meeting of Shareholders. At the Meeting, the shareholders voted to approve 1-for-25 reverse stock split, and on August 8, 2025, the company’s shares began trading on a split-adjusted basis following a 1-for-25 reverse stock split.

The reverse split reduced outstanding Class A Ordinary shares from approximately 140 million to 5.6 million, and Class B Ordinary shares from 2,500,000 to 100,000. This strategic move was aimed to meet Nasdaq's minimum bid requirement of $1.00 per share to maintain listing on The Nasdaq Capital Market.

Corporate Information

Our principal executive office is located at Room 60 Paya Lebar Road, #06-17 Paya Lebar Square, Singapore 409051. Our telephone number at this address is (65) 62241088. Our registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider is Maples Corporate Services Limited. We maintain a website at http:// www.htcointl.com that contains information about our company. Information on this web site is not part of this prospectus.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 7 of this prospectus.

Risks Related to Our International Shipping Business

●	We primarily charter vessels from Topsheen Shipping Limited, a company controlled by Mr. Dong Zhang, our former principal shareholder, Chief Shipping Officer and director.

●	The cyclical nature of the shipping industry could have an adverse effect on our business.

●	If global economic conditions weaken, particularly in the Asia Pacific region, it could have a material adverse effect on our business, financial condition and results of operations

●	Outbreaks of epidemic and pandemic diseases, such as the COVID-19 pandemic, and governmental responses thereto, could adversely affect our business.

●	We operate in a highly competitive international shipping industry and if we do not compete successfully with new entrants or established companies with greater resources, our shipping business growth and results of operations may be adversely affected.

●	Increases in marine fuel prices could increase our operating costs.

●	Increases in port fees and stevedoring expenses could increase our operating costs.

●	World events, including terrorist attacks and regional conflicts, could have a material adverse effect on our business, financial condition and results of operations.

●	Acts of piracy on ocean-going vessels could adversely affect our business.

●	Increased inspection procedures and tighter import and export controls could increase our costs and disrupt our business.

●	Our vessels may call on ports located in countries that are subject to restrictions imposed by the United States, United Kingdom, United Nations or other governments.

●	We operate vessels worldwide and, as a result, our business has inherent operational risks, which may reduce our revenue or increase our expenses, and we may not be adequately covered by insurance.

●	Labor interruptions could disrupt our business.

●	Failure to comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery legislation in other jurisdictions could result in fines, criminal penalties, contract terminations and an adverse effect on our business.

●	The smuggling of drugs or other contraband onto our carriers may lead to governmental claims against us.

●	We need to maintain our relationships with local shipping agents, port and terminal operators.

●	Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could expose us to potentially significant legal liabilities, reputational harm and have a material adverse effect on our business, results of operations and financial condition.

●	Our shipping business depends on ongoing relationships with entities controlled by our former key executives, Dr. Guohua Zhang and Mr. Dong Zhang.

●	We may not obtain and maintain sufficient insurance coverage, which could expose us to significant costs and business disruption.

●	We may be subject to litigation that, if not resolved in our favor, could have a material adverse effect on its business, results of operations and financial condition.

●	Because we generate most of our revenues in United States dollars but incur a portion of our expenses in other currencies, exchange rate fluctuations could hurt the results of our operations.

●	Global inflationary pressures could negatively impact our results of operations and financial condition.

●	Security breaches and disruptions to our information technology infrastructure (cyber-security) could interfere with its operations and expose it to liability, which could have a material adverse effect on its business, financial condition, cash flows and results of operations.

●	The recent replacement of our management team may introduce uncertainties to our operations, strategies and future directions, and could materially affect our operating results and financial condition.

Risks Relating to Our Company

●	Our new management team faces challenges and uncertainty has been introduced by the new management team’s strategic reassessment of our company’s overall business.

●	We have incurred losses in each of the last two years and we may not be able to achieve or maintain profitability in the future.

●	Our plans to enter into the carbon neutral /carbon trading business may not be realized. If realized, assurance can be given that we will be successful.

●	We will require additional capital to implement our business strategy, including developing our proposed carbon-neutral shipping business and expanding our traditional international shipping operations.

●	The ability of our subsidiaries and consolidated affiliated entities in Singapore and Samoa to distribute dividends may be subject to restrictions under Singapore and Samoa laws.

●	We may be classified as a Singapore tax resident., which could result in our being taxed.

Risks Related to Our Class A Ordinary Shares

●	Our share price may be volatile and could decline substantially.

●	The Nasdaq Capital Market imposes listing standards on our Class A Ordinary Shares that we may not be able to fulfill in the future, thereby leading to a possible delisting of our Class A Ordinary Shares and there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

●	The future sales of our Class A Ordinary Shares by our principal shareholders may adversely affect the market price of our Class A Ordinary Shares.

●	We may issue additional Class A Ordinary Shares or other equity or convertible debt securities without approval of our shareholders which would dilute existing ownership interests and may depress the market price of our Class A Ordinary Shares.

●	We may be treated as a passive foreign investment company.

●	Our dual class structure may adversely affect the trading market of our Class A Ordinary Shares.

●	We do not expect to pay dividends in the foreseeable future.

●	We are a foreign private issuer and as such we are exempt from certain provisions applicable to domestic public companies in the United States.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are an exempted company incorporated under the laws of the Cayman Islands that conducts substantially all of our operations outside of the United States and a majority of our directors and executive officers reside outside of the United States.

●	As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

●	As a public reporting company, we are subject to rules and regulations established from time to time by the Securities and Exchange Commission (the “SEC”) regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

●	Anti-takeover provisions contained in our memorandum and articles of association, as well as provisions of Cayman law, could impair a takeover attempt.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	Class A ordinary shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase Class A ordinary shares or debt securities;

●	rights to purchase Class A ordinary shares; and

●	units of Class A ordinary shares, preferred shares, debt securities, subscription rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

Class A Ordinary Shares, preferred shares, debt securities, warrants, subscription rights and units.

The following is a description of the terms and provisions of our shares, debt securities and warrants to purchase shares, or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the warrants, and, in certain cases, the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CLASS A ORDINARY SHARES, CLASS B ORDINARY SHARES AND PREFERRED SHARES

We are a Cayman Islands exempted company and our affairs are governed by our third amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our share capital is US$1,250,000 divided into 489,900,000 class A ordinary shares of a par value of US$0.0025 each and 10,100,000 class B ordinary shares of a par value of US$0.0025 each. As of the date of this prospectus, 7,285,324 class A ordinary shares were issued and outstanding and 100,000 class B ordinary shares were issued and outstanding.

The following are summaries of material provisions of our third amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our third amended and restated memorandum and articles of association and the Companies Act.

Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of class A ordinary shares is entitled to one vote and each holder of class B ordinary shares is entitled to twenty votes, for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is two or more holders of shares which carry not less than one-half of all votes attaching to shares in issue in our company and entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our third amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third of all votes attaching to all issued and outstanding shares entitled to vote at general meetings of the Company. Advance notice of at least 15 days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the third amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making further changes to the third amended and restated memorandum and articles of association of our company.

Transfer of ordinary shares

Subject to the restrictions of our third amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors or prescribed by Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; or

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof .

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required by Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of its shares provided that the manner and terms of such repurchase have been approved by the board of directors or are otherwise authorized by its third amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the third amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records (save for its memorandum and articles of association, its register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the third amended and restated memorandum and articles of association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands company, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands exempted companies and between Cayman Islands exempted companies and non-Cayman Islands exempted companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or each class of shareholders, or (b) a majority in number representing 75% in value of the creditors or each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our third amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon, subject to any separate requirement for audit committee approval under applicable law or the Nasdaq Rules, and unless disqualified by the chairman of the relevant board meeting.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our third amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a general meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association allow any shareholders, who together hold shares which carry in aggregate not less than one-third of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our third amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, directors can be removed by an ordinary resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) is prohibited by law or Nasdaq Rules from being a director; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Restructuring.

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our third amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our third amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

Issuance of Additional Shares

Our third amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Third Amended and Restated Memorandum and Articles of Association also authorize its Board of Directors to establish and designate from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any general meeting for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase class A ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the class A ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than ordinary shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Carter Ledyard & Milburn LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law and New York state law. Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares and legal matters in connection with the securities offered pursuant to this prospectus to the extent governed by the laws of the Cayman Islands will be passed upon for us by Maples and Calder (Hong Kong) LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended October 31, 2024 have been audited by WWC, P.C., independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A majority of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	Our Annual Report on Form 20-F for the year ended October 31, 2024, filed on February 27, 2025; and

●	Our Current Reports on Form 6-K furnished on March 11, 2025, March 13, 2025, March 28, 2025, June 9, 2025, June 10, 2025, June 11, 2025, June 30, 2025, July 17, 2025, July 18, 2025, August 4, 2025, August 8, 2025, August 25, 2025, August 28, 2025 and November 7, 2025 (excluding Exhibit 99.1)

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

High-Trend International Group

60 Paya Lebar Road

#06-17 Paya Lebar Square

Singapore 409051

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual and current reports and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

2,307,700 Class A Ordinary Shares

Prospectus Supplement

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is May 13, 2026